BY-LAWS

                                       of

                       TEMPLETON CAPITAL ACCUMULATOR FUND
                           A Delaware Statutory Trust

                   (As amended and restated October 11, 2002)

         These By-Laws may contain any provision not inconsistent with applicable law or the Declaration of Trust, relating to the governance of the Trust. Unless otherwise specified in these By-Laws, capitalized terms used in these By-Laws shall have the meanings assigned to them in the Declaration of Trust.

                                   ARTICLE I
                                   DEFINITIONS

         Section 1. Whenever used herein the following terms shall have the following meanings:

     (a) "1940 ACT" shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (b) "BOARD OF TRUSTEES" OR "BOARD" shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article IV of the Declaration of Trust, having the powers and duties set forth therein;

     (c) "BY-LAWS" shall mean these by-laws of the Trust, as amended or restated from time to time in accordance with Article VIII hereof;

     (d) "CERTIFICATE OF TRUST" shall mean the certificate of trust filed with the office of the Secretary of State of the State of Delaware as required under the DSTA to form the Trust, as amended or restated from time to time and filed with such office;

     (e) "CODE" shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (f) "COMMISSION" shall have the meaning given that term in the 1940 Act;

     (g) "DSTA" shall mean the Delaware Statutory Trust Act (12 DEL. C.ss.3801, ET SEQ.), as amended from time to time;

     (h) "DECLARATION OF TRUST" shall mean the Agreement and Declaration of Trust of the Trust, as amended or restated from time to time;

     (i) "INVESTMENT ADVISER" or "ADVISER" shall mean a Person, as defined below, furnishing services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 7(a) of the Declaration of Trust;

     (j) "PERSON" shall mean a natural person, partnership, limited partnership, trust, estate, association, corporation, organization, custodian, nominee or any other individual or entity in its own or any representative capacity;

     (k) "SHARES" shall mean the outstanding shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;

     (l) "SHAREHOLDER" shall mean a record owner of Shares;

     (m) "TRUST" shall refer to the Delaware statutory trust formed pursuant to the Declaration of Trust and the filing of the Certificate of Trust with the office of the Secretary of State of the State of Delaware;

     (n) "TRUSTEE" or "TRUSTEES" shall refer to each signatory to the Declaration of Trust as a trustee, so long as such signatory continues in office in accordance with the terms of the Declaration of Trust, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and the Declaration of Trust. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person's or Persons' capacity as a trustee or trustees hereunder and under the Declaration of Trust; and

     (o) "VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES" shall have the meaning provided under Subsection 2(a)(42) of the 1940 Act or any successor provision thereof, which Subsection, as of the date hereof, is as follows: the vote, at a meeting of the Shareholders, (i) of sixty-seven percent (67%) or more of the voting securities present in person or represented by proxy at such meeting, if the holders of more than fifty percent (50%) of the outstanding voting securities of the Trust are present or represented by proxy; or (ii) of more than fifty percent (50%) of the outstanding voting securities of the Trust, whichever is the less.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board. In the absence of any such designation by the Board, Shareholders' meetings shall be held at the offices of the Trust.

     Section 2. CALL OF MEETINGS. Meetings of Shareholders may be called at any time by the Board, by the chairperson of the Board, or by the president or any vice president or the secretary or any two Trustees of the Trust.

     Section  3.  NOTICE OF  SHAREHOLDERS'  MEETING.  Notice of any  meeting  of
Shareholders shall be sent or otherwise given to each Shareholder entitled to vote at such meeting in accordance with Section 4 of this Article II not less than seven (7) nor more than seventy-five (75) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and, to the extent required by the 1940 Act, the purpose or purposes thereof. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who are intended to be presented for election.

     Section 4. MANNER OF GIVING NOTICE. Notice of any meeting of Shareholders shall be given either personally or by United States mail, courier, cablegram, telegram, facsimile or electronic mail, or other form of communication permitted by then current law, charges prepaid, addressed to the Shareholder or to the group of shareholders at the same address as may be permitted pursuant to applicable laws, or as Shareholders may otherwise consent, at the address of that Shareholder appearing on the books of the Trust or its transfer or similar agent or provided in writing by the Shareholder to the Trust for the purpose of notice. Notice shall be deemed to have been duly given when delivered personally, deposited in the United States mail or with a courier, or sent by cablegram, telegram, facsimile or electronic mail. If no address of a Shareholder appears on the Trust's books or has been provided in writing by a Shareholder, notice shall be deemed to have been duly given without a mailing, or substantial equivalent thereof, if such notice shall be available to the Shareholder on written demand of the Shareholder at the offices of the Trust.

     If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust or that has been provided in writing by that Shareholder to the Trust for the purpose of notice, is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the offices of the Trust.

     Section 5. ADJOURNED MEETING; NOTICE. Any Shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time for any reason whatsoever by vote of the holders of Shares entitled to vote holding not less than a majority of the Shares present in person or by proxy at the meeting, or by the chairperson of the Board, the president of the Trust, in the absence of the chairperson of the Board, or any vice president or other authorized officer of the Trust, in the absence of the president. Any adjournment may be made with respect to any business which might have been transacted at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Shareholders' meeting prior to adjournment.

     When any Shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment, a new record date is fixed for the adjourned meeting, or unless the adjournment is for more than thirty (30) days after the date of the original meeting, in which case, notice shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

Section 6.  VOTING.

     (a) The Shareholders entitled to vote at any meeting of Shareholders and the Shareholder vote required to take action shall be determined in accordance with the provisions of the Declaration of Trust. Unless determined by the inspector of the meeting to be advisable, the vote on any question need not be by written ballot.

     (b) Unless otherwise determined by the Board at the time it approves an action to be submitted to the Shareholders for approval, Shareholder approval of an action shall remain in effect until such time as the approved action is implemented or the Shareholders vote to the contrary. Notwithstanding the foregoing, an agreement of merger or consolidation may be terminated or amended notwithstanding prior approval if so authorized by such agreement of merger or consolidation pursuant to Section 3815 of the DSTA.

     Section 7. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. Attendance by a Shareholder, in person or by proxy, at a meeting shall constitute a waiver of notice of that meeting with respect to that Shareholder, except when the Shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Whenever notice of a Shareholders' meeting is required to be given to a Shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the time notice is required to be given, by such Shareholder or his or her attorney thereunto authorized, shall be deemed equivalent to such notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.

     Section 8. PROXIES. Every Shareholder entitled to vote for Trustees or on any other matter that may properly come before the meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the Shareholder and filed with the secretary of the Trust; PROVIDED, that an alternative to the execution of a written proxy may be permitted as described in the next paragraph of this Section 8. A proxy shall be deemed executed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless revoked by the Shareholder executing it, or using one of the permitted alternatives to execution, described in the next paragraph, by a written notice delivered to the secretary of the Trust prior to the exercise of the proxy or by the Shareholder's attendance and vote in person at the meeting; PROVIDED, HOWEVER, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise expressly provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

     With respect to any Shareholders' meeting, the Board, or, in case the Board does not act, the president, any vice president, or the secretary, may permit proxies by any electronic, telephonic, computerized, telecommunications, or other reasonable alternative to the execution of a written instrument authorizing the holder of the proxy to act. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed, or a permitted alternative to execution is used, by any one of them unless, at or prior to the exercise of the proxy, the secretary of the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

     Section 9. INSPECTORS. Before any meeting of Shareholders, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust, may appoint any person other than nominees for office to act as inspector at the meeting or any adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust, shall appoint a person to fill the vacancy. Such appointments may be made by such officers in person or by telephone.

         The inspector shall:

     (a) determine the number of Shares and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

     (b) receive votes or ballots;

     (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

     (d) count and tabulate all votes;

     (e) determine when the polls shall close;

     (f) determine the result of voting; and

     (g) do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                                  ARTICLE III
                                    TRUSTEES

     Section 1. VACANCIES. Whenever a vacancy in the Board shall occur (by reason of death, resignation, removal, an increase in the authorized number of Trustees or other cause), until such vacancy is filled as provided herein or the number of authorized Trustees constituting the Board of Trustees is decreased pursuant to Article IV, Section 1 of the Declaration of Trust, the Trustee(s) then in office, regardless of the number and even if less than a quorum, shall have all the powers granted to the Board and shall discharge all the duties imposed upon the Board by the Declaration of Trust and these By-Laws as though such number constitutes the entire Board. Vacancies in the Board may be filled by not less than a majority vote of the Trustee(s) then in office, regardless of the number and even if less than a quorum, unless a special meeting of Shareholders is called for the purpose of filling such vacancies, in which case, such vacancies shall be filled in the same manner as an election of Trustees. A Trustee chosen to fill a vacancy shall hold office until such Trustee's successor is duly elected and qualified, unless prior thereto such Trustee for any reason ceases to serve as Trustee. In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to the provisions of the 1940 Act. In such case, the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board; provided, however, that the percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by the 1940 Act. Thereupon, the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees.

     Section 2. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board may be held at any place within or outside the State of Delaware that is designated from time to time by the Board, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust. In the absence of such a designation, regular meetings shall be held at the offices of the Trust. Any meeting, regular or special, may be held, with respect to one or more participating Trustees, by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting.

     Section 3. REGULAR MEETINGS. Regular meetings of the Board shall be held at such time and place as shall from time to time be fixed by the Board, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust. Regular meetings may be held without notice.

     Section 4. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by any Trustee, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust.

     Notice of the purpose, time and place of special meetings (or of the time and place for each regular meeting for which notice is given) shall be given personally, sent by first-class mail, courier, cablegram or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Trustee at that Trustee's address as has been provided to the Trust for purposes of notice. In case the notice is mailed, it shall be deemed to be duly given if deposited in the United States mail at least seven (7) days before the time the meeting is to be held. In case the notice is given personally or is given by courier, cablegram, telegram, facsimile or electronic mail, it shall be deemed to be duly given if delivered at least twenty-four (24) hours before the time of the holding of the meeting. The notice need not specify the place of the meeting if the meeting is to be held at the offices of the Trust.

     Section 5.WAIVER OF NOTICE. Whenever notice is required to be given to a Trustee under this Article, a written waiver of notice signed by the Trustee, whether before or after the time notice is required to be given, shall be deemed equivalent to notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting. All such waivers shall be filed with the records of the Trust or made a part of the minutes of the meeting. Attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except when the Trustee attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 6. ADJOURNMENT. A majority of the Trustees present at a meeting of the Board, whether or not a quorum is present, may adjourn such meeting to another time and place. Any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the meeting prior to adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of the time and place of an adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days after the date of the original meeting, notice of the adjourned meeting shall be given to each Trustee.

     Section 7. QUORUM. A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 6 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

     Section 8. COMPENSATION OF TRUSTEES. Trustees may receive from the Trust reasonable compensation for their services and reimbursement of reasonable expenses as may be determined by the Board. This Section 8 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation and reimbursement of expenses for those services.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. COMMITTEES OF TRUSTEES. The Board may, by majority vote, designate one or more committees of the Board, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board. The Board may, by majority vote, designate one or more Trustees as alternate members of any such committee who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided by the Board, shall have the authority of the Board, except with respect to:

     (a) the approval of any action which under the Declaration of Trust, these By-Laws or applicable law also requires Shareholder approval or requires approval by a majority of the entire Board or certain members of the Board;

     (b) the filling of vacancies on the Board or on any committee thereof; provided however, that such committee may nominate Trustees to fill such vacancies, subject to the Trust's compliance with the rules under the 1940 Act upon which the Trust relies that require that: (i) a majority of the Trustees not be "interested persons" ("disinterested Trustees"); (ii) Trustees that are disinterested Trustees be selected and nominated by disinterested Trustees then in office; and (iii) legal counsel, if any, of the disinterested Trustees be independent.

     (c) the amendment, restatement or repeal of the Declaration of Trust or these By-Laws or the adoption of a new Declaration of Trust or new By-Laws;

     (d) the amendment or repeal of any resolution of the Board; or

     (e) the designation of any other committee of the Board or the members of such committee.

     Section 2. MEETINGS AND ACTION OF BOARD COMMITTEES. Meetings and actions of any committee of the Board shall, to the extent applicable, be held and taken in the manner provided in Article IV of the Declaration of Trust and Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board or such committee, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board may from time to time adopt other rules for the governance of any committee.

     Section 3. ADVISORY COMMITTEES. The Board may appoint one or more advisory committees comprised of such number of individuals appointed by the Board who may meet at such time, place and upon such notice, if any, as determined by the Board. Such advisory committees shall have no power to require the Trust to take any specific action.

                                   ARTICLE V
                                    OFFICERS

     Section 1. OFFICERS. The officers of the Trust shall be a Chief Executive Officer - Investment Management, a Chief Executive Officer - Finance and Administration, a President, a Secretary and a Treasurer. The Trust may also have, at the discretion of the Board, a chairperson of the Board, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers, who shall have such authority and perform such duties as are provided in the Declaration of Trust, these By-Laws or as the Board, or to the extent permitted by the Board, as the president, may from time to time determine. Any number of offices may be held by the same person, except the offices of president and vice president.

     Section 2. APPOINTMENT OF OFFICERS. The officers of the Trust shall be appointed by the Board, or to the extent permitted by the Board, by the president, and each shall serve at the pleasure of the Board, or to the extent permitted by the Board, at the pleasure of the president, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board, or, to the extent permitted by the Board, by the president.

     Any officer may resign at any time by giving written notice to the Trust. Such resignation shall take effect upon receipt unless specified to be effective at some later time and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

     Section 4. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, incapacity or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

     Section 5. CHAIRPERSON OF THE BOARD. The chairperson of the Board shall preside at all meetings of the Shareholders and at all meetings of the Board and shall have such other powers and duties as may be prescribed by the Board, as provided in the Declaration of Trust or these By-Laws. In the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust designated by the president, shall preside at all meetings of the Shareholders and at all meetings of the Board.

     Section 6. PRESIDENT. The president shall, subject to the control of the Board, have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board, as provided in the Declaration of Trust or these By-Laws.

     Section 7. VICE PRESIDENTS. In the absence, resignation, removal, incapacity or death of the president, the vice presidents, if any, in order of their rank as fixed by the Board or if not ranked, a vice president designated by the Board, shall exercise all the powers and perform all the duties of, and be subject to all the restrictions upon, the president until the president's return, his incapacity ceases or a new president is appointed. Each vice president shall have such other powers and perform such other duties as from time to time may be prescribed by the Board or the president, or as provided in the Declaration of Trust or these By-Laws.

     Section 8. SECRETARY. The secretary shall keep or cause to be kept at the offices of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions (including consents) of the Board, committees of the Board and Shareholders. The secretary shall keep a record of the time and place of such meetings, whether annual or special, and if special, how such meeting was authorized, the notice given, the names of those present at Board meetings or committee meetings, the number of Shares present or represented by proxy at Shareholders' meetings, and the proceedings.

     The secretary shall cause to be kept at the offices of the Trust or at the office of the Trust's transfer or similar agent, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number of Shares held by each, the number and date of certificates, if any, issued for such Shares and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board required by the Declaration of Trust, these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board or the president of the Trust, or as provided in the Declaration of Trust or these By-Laws.

     Section 9.TREASURER. The treasurer shall be the chief financial officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares. All books shall be kept in accordance with the Declaration of Trust and these By-Laws.

     The treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board. He shall disburse the funds of the Trust as may be ordered by the Board, shall render to the president of the Trust and the Board, whenever either requests it, an account of all of his transactions as chief financial officer and of the financial condition of the Trust, and shall have such other powers and perform such other duties as may be prescribed by the Board and as provided in the Declaration of Trust or these By-Laws.

     Section 10. CHIEF EXECUTIVE OFFICER - INVESTMENT MANAGEMENT. The Chief Executive Officer - Investment Management shall be the principal executive officer with respect to the portfolio investments of the Trust, and shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

     Section 11 CHIEF EXECUTIVE OFFICER - FINANCE AND ADMINISTRATION. The Chief Executive Officer - Finance and Administration shall be the principal executive officer with respect to the financial accounting and administration of the Trust, and shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

                                   ARTICLE VI
                               RECORDS AND REPORTS

     Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Trust shall keep at its offices or at the office of its transfer or similar agent, records of its Shareholders, that provide the names and addresses of all Shareholders and the number of Shares held by each Shareholder. Such records may be inspected during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder's interest as a Shareholder.

     Section 2. MAINTENANCE AND INSPECTION OF DECLARATION OF TRUST AND BY-LAWS. The Trust shall keep at its offices the original or a copy of the Declaration of Trust and these By-Laws, as amended or restated from time to time, where they may be inspected during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder's interest as a Shareholder.

     Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board or any advisory committee shall be kept at such place or places designated by the Board or, in the absence of such designation, at the offices of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Any Shareholder shall have the right to inspect and copy the minutes and accounting books and records of the Trust upon written demand at any reasonable time during usual business hours for a purpose reasonably related to the Shareholder's interest as a Shareholder.

     The Board, or, in case the Board does not act, the president, any vice president or the secretary, may keep confidential from Shareholders for such period of time as the Board or such officer, as applicable, deems reasonable any information that the Board or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

Section 4. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right during the Trust's regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VII
                                 GENERAL MATTERS

     Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as the Board from time to time shall determine.

     Section 2.CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in the Declaration of Trust and these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances.

     Section 3. CERTIFICATES FOR SHARES. A certificate or certificates for Shares may be issued to Shareholders at the discretion of the Board. All certificates shall be signed in the name of the Trust by the chairperson of the Board or the Trust's president or vice president, and by the Trust's treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of Shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer or transfer or similar agent who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer or transfer or similar agent before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer or transfer or similar agent at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

     Section 4. LOST CERTIFICATES. Except as provided in this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board may, in case any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Board and the Trust secured by a bond or other adequate security sufficient to protect the Trust and the Board against any claim that may be made against either, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

     Section 5. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The chairperson of the Board, the Trust's president or any vice president or any other person authorized by the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such authorized person.

     Section 6. TRANSFERS OF SHARES. Shares are transferable, if authorized by the Declaration of Trust, only on the record books of the Trust by the Person in whose name such Shares are registered, or by his or her duly authorized attorney-in-fact or representative. Shares represented by certificates shall be transferred on the books of the Trust upon surrender for cancellation of certificates for the same number of Shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Trust or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated Shares such uncertificated Shares shall be cancelled and issuance of new equivalent uncertificated Shares or certificated Shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Trust. The Trust, its transfer agent or other duly authorized agents may refuse any requested transfer of Shares, or request additional evidence of authority to safeguard the assets or interests of the Trust or of its Shareholders, in their sole discretion. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, its transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent.

     Section 7.HOLDERS OF RECORD. The record books of the Trust as kept by the Trust, its transfer agent or other duly authorized agent, as the case may be, shall be conclusive as to the identity of the Shareholders of the Trust and as to the number of Shares held from time to time by each such Shareholder. The Trust shall be entitled to treat the holder of record of any Share as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, whether or not the Trust shall have express or other notice thereof.

     Section 8. FISCAL YEAR. The fiscal year of the Trust shall be determined by the Board.


     Section 9. HEADINGS; REFERENCES. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of the DSTA, the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.

     Section 10. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.


     (a) The provisions of these By-Laws are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the Declaration of Trust, the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of these By-Laws from the time when such provisions became inconsistent with such laws or regulations; PROVIDED, HOWEVER, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of these By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.

     Section 11. INSURANCE. Upon and in the event of a determination by the Board of Trustees to purchase such insurance, the Trust shall purchase and maintain insurance on behalf of any agent of the Trust against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, but only to the extent that the Trust would have the power to indemnify the agent against that liability under the provisions of the Declaration of Trust and applicable law.

                                  ARTICLE VIII
                                   AMENDMENTS

     Section 1. AMENDMENT BY SHAREHOLDERS. These By-Laws may be amended, restated or repealed or new By-Laws may be adopted by the affirmative "vote of a majority of the outstanding voting securities" (as defined herein) of the Trust.

     Section 2. AMENDMENT BY TRUSTEES. These By-Laws may also be amended, restated or repealed or new By-Laws may be adopted by the Board, by a vote of the Board as set forth in Article IV, Section 3(c) of the Declaration of Trust.

     Section 3. OTHER AMENDMENT. Subject to the 1940 Act, these By-Laws may also be amended pursuant to Article VIII, Section 3(a) of the Declaration of Trust and Section 3815(f) of the DSTA.


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Adopted May 10, 2002